Exhibit 99.2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

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UNITED STATES OF AMERICA,	:	OPINION AND ORDER

-v-	:	(S1)02 CR 1236(LBS)

JOHN J. RIGAS, et al.,	:

Defendants.	:

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APPEARANCES

DAVID N. KELLY

United States Attorney for the

Southern District of New York

CHRISTOPHER J. CLARK

RICHARD D. OWENS

Assistant United States Attorneys

ABBEY GRADY, LLP

Attorneys for Class Action in Adelphia

Communications Corp. Securities and

Derivative Litigation

JUDITH L. SPANIER, ESQ.

LOWENSTEIN SANDLER

Attorneys for W.R. Huff Asset Management Co.,

Appaloosa Management, and Franklin Mutual

in Adelphia Communications Corporation

Fraud Case

LAWRENCE M. ROLNICK, ESQ.

BRAGAR WEXLER EAGEL & MORGENSTERN, P.C.

Attorneys for the Official Committee of

Equity Security Holders of Adelphia

Communications Corporation

PETER D. MORGENSTERN, ESQ.

DILWORTH PAXSON LLP

LAWRENCE G. McMICHAEL, ESQ.

-and-

BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP

GERARD CATALANELLO, ESQ.

Attorneys for John J. Rigas and Timothy J. Rigas

MILLER & VAN EATON LLP

Attorneys for the City of Calsbad

KENNETH A. BURNETTI, ESQ.

(via speakerphone)

HAYNES AND BOONE, LLP

Attorneys for Bank of America, N.A.

JUDITH ELKIN, ESQ.

CURTIS MALLET-PREVOST, COLT & MOSLE, LLP

Attoneys for Defendant John J. Rigas

PETER FLEMING, JR., ESQ.

BEN PREZIOSI, ESQ.

MORVILLO, ABRAMOWITZ GRAND IASON & SILBERBERG, P.C.

Attorneys for Defendant Timothy J. Rigas

PAUL R. GRAND, ESQ.

JEREMY H. TEMKIN, ESQ.

SAND, District Judge.

Pursuant to this Court’s Order of May 10, 2005, a hearing was held today on the Government’s motion for approval of a proposed “global settlement” embodied in various agreements impacting on the Government’s forfeiture claims in the criminal proceedings pending before the undersigned, the S.E.C. action pending before the Honorable P. Kevin Castel and the bankruptcy proceedings pending before the Honorable Robert E. Gerber. At this hearing the Court heard from all the parties requesting to be heard following which this Court stated that it would promptly enter and file this Opinion and Order.

The proposed settlement agreement between the Government and the Rigas parties encompasses the Government’s agreement not to seek forfeiture from the two convicted defendants, John and Timothy Rigas, at the time of their sentencing which is scheduled to take place on June 1, 2005. Although the convictions were returned last July, sentencing has been repeatedly postponed at the request of all parties to enable them to engage in extended negotiations leading to the agreements now before the Court. Because further postponement of this long delayed sentencing would be unfortunate, this Court has set these proceedings on a relatively fast tract. The settlement also has as a condition approvals by Judge Castel in the S.E.C. action and Bankruptcy Judge Gerber. These Judges have also held or scheduled hearings to accommodate this time schedule. This Court expresses its appreciation to them for addressing the issues so promptly.

The Court finds that the proposed settlements have been lawfully promulgated and that the notice given to interested parties, including victims, has been reasonable and appropriate under the circumstances considering both the vast number of victims and the time constraints described above.

The Court further finds that the Government in no manner exceeded the authority given to it by statute or regulation in reaching this settlement. A consideration of the possible alternatives to this settlement, as well as the terms of the settlements themselves, satisfies this Court that the settlements are fair and equitable. Beyond question, settlement will provide victims of the frauds perpetuated by John and Timothy Rigas with the most expeditious and certain recovery(1) reasonably attainable. Viewing the settlement process in its entirety (including the proposed conversion of cable assets into cash and marketable securities by virtue of the contract for sale by Adelphia to Time Warner) it is obvious to this Court that the agreement is in the best interest of all the parties and is especially desirable from the standpoint of the vast majority of the victims.

The only objection raised which requires further consideration is that the proposed grant of releases to the members of the Rigas family other than the two convicted defendants will, by virtue of judgment reduction, diminish the amount otherwise recoverable by successful plaintiffs in other pending litigation. But this proportion reduction in a recovery against some defendants by the amount paid in settlement by other parties is a consequence whenever a partial settlement occurs. Without a contribution to the settlement by family members other than John and Timothy Rigas, the settlement would not encompass a majority interest in the forfeited cable assets, a necessary component of the sale to Time Warner.

(1)                          For example, the outcome of any appeal from the convictions will not alter the settlement.

Obviously the settlement entails the interests of many diverse parties and reflects obvious compromises. As a whole, however, it reflects an entirely appropriate and desirable alternative to proceeding with the otherwise cumbersome and protracted traditional forfeiture proceeding.

Subject to the approval of Judges Castel and Gerber, this Court grants the Government’s motion and approves the settlement submitted to this Court.

SO ORDERED.

Dated: New York, New York
May 18, 2005
/s/ Leonard B. Sand
U.S.D.J.